EXHIBIT 10.2

                                    AGREEMENT

         This Agreement (this "Agreement") is made as of June 19, 2006, between CoActive Marketing Group, Inc., a Delaware corporation ("CoActive") and John P. Benfield ("Benfield").

                                    RECITALS

         WHEREAS, Benfield and CoActive are parties to an Employment Agreement, dated as of September 29, 1995, as amended by a First Amendment to Employment Agreement, dated as of May 2, 1997, a Second Amendment to Employment Agreement, dated as of November 14, 2001, a Third Amendment to Employment Agreement, dated as of June 17, 2003, a Fourth Amendment to Employment Agreement, dated as of January 26, 2006, and Fifth Amendment to Employment Agreement dated as of March 31, 2006 (as so amended, the "Employment Agreement"), pursuant to which Benfield is employed as CoActive's President and Chief Executive Officer; and

         WHEREAS, Benfield and CoActive have agreed to a termination of the Employment Agreement, and the settlement and release of claims by each party on the terms set forth herein.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. Termination of Employment Agreement; Resignation as Officer and Director. Effective as of July 1, 2006, or if later, the date on which CoActive files with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended March 31, 2006 (the "Effective Date"), without any further action of the parties hereto, the Employment Agreement shall, except as expressly set forth below, be terminated and of no further force and effect, and Benfield shall cease to be an officer and director of CoActive and its subsidiaries.

         2. Transition Payments and Services. For the period beginning on the Effective Date and ending June 30, 2007 (the "Transition Period"), Benfield will be paid a base salary of $300,000, payable in periodic installment in accordance with CoActive's regular payroll practices, provided, however that the final payment (in an an amount so that the aggregate of such installments equals $300,000) shall be made no later than June 15, 2007. In addition, until the end of the Transition Period, Benfield shall continue to be (i) provided with all medical and other benefits currently provided to him under Section 4(d) of the Employment Agreement on the same basis provided to Benfield prior to the Effective Date (or as are otherwise applicable to CoActive's executives), and
(ii) reimbursed for all reasonable expenses incurred by Benfield consistent with
Section 5 of the Employment Agreement. In consideration of the foregoing, until October 1, 2006, Benfield shall continue in the employ of CoActive on a full-time basis to assist it with the transition of its newly appointed chief executive officer and with such other related matters as may reasonably be requested by CoActive's chief executive officer. From October 1, 2006 until the termination of the Transition Period, Benfield shall periodically consult with CoActive on an as-needed basis and shall continue to be deemed to be an employee of CoActive with respect to all options to purchase CoActive common stock previously issued to him.

         3.       Release.
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                  (a)      In exchange for the consideration provided for by
Section 2 hereof, Benfield for himself and for his heirs, executors, administrators and assigns (hereinafter referred to collectively as "Releasors"), forever releases and discharges CoActive and any of its now or hereafter existing subsidiaries, parent companies, divisions, affiliates or related business entities, successors and assigns and any of their past or
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present shareholders, directors, officers, attorneys, agents, trustees, administrators, employees or assigns (whether acting as agents for CoActive or in their individual capacities) (hereinafter referred to collectively as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date hereof.

                  (b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release Releasees from any and all claims, whether known or unknown, which Releasors ever had, now have and may have against Releasees, including but not limited to any claims, whether or not asserted, arising out of Benfield's employment with Releasees and/or his termination from such employment, including but not LIMITED to: (i) any claim under the Civil Rights Act of 1964, as amended; (ii) any other claim of discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (iii) any claim arising out of the terms and conditions of Benfield's employment with CoActive, his termination from such employment, and/or any of the events relating directly or indirectly to or surrounding such termination; (iv) any claim of discrimination or breach of fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended (except claims for accrued vested benefits under any employee benefit plan of CoActive in accordance with the terms of such plan and applicable law);
(v) any claim arising under the Federal Age Discrimination in Employment Act of 1997, as amended ("ADEA"), and the applicable rules and regulations thereunder; and (vi) any claim for attorney's fees, costs, disbursements and/or the like.

         4. Covenant not to Sue. Benfield covenants, except to the extent prohibited by law, not to commence, maintain, prosecute or participate in any action, charge, complaint or proceeding of any kind (on his own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class of persons) in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private), except if otherwise required by law, against Releasees with respect to any act, omission, transaction or occurrence up to and including the date on which this Agreement is executed.

         5. Cooperation. Benfield agrees to cooperate with CoActive and its counsel in any action, proceeding or litigation relating to any matter in which Benfield was involved or of which Benfield has knowledge as a result of or in connection with his employment by CoActive.

         6. Non-Disparagement. Benfield agrees that he will not at any time, orally or in writing, willfully denigrate, disparage, ridicule or criticize, or willfully make any derogatory, disparaging or damaging statements (or induce or encourage others to engage in any such act) regarding CoActive and any of its subsidiaries, divisions, affiliates or related business entities, successors and assigns and any of their past or present shareholders, directors, officers, attorneys, agents, trustees, administrators, employees or any other representatives of CoActive or any of its respective products or properties, including by way of news interviews or the expression of personal views, opinions or judgments to the media. CoActive agrees that it will not at any time, orally or in writing, willfully denigrate, disparage, ridicule or criticize, or willfully make any derogatory, disparaging or damaging statements (or induce or encourage others to engage in any such act) regarding Benfield, including by way of news interviews or the expression of personal views, opinions or judgments to the media.

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         7.       Confidentiality; Return of Corporate Property,
Non-Solicitation. Following the date hereof, Benfield shall continue to be bound by the provisions of Sections 11 and 12 of the Employment Agreement in accordance with the terms thereof.

         8. Acknowledgment. Benfield acknowledges that: (i) he has carefully read this Agreement in its entirety; (ii) he has been advised by CoActive to seek the advise of an attorney; (iii) he has had an opportunity to consider fully the terms of this Agreement; (iv) he has been give 21 days in which to consider whether to enter into this Agreement, which he has waived; (v) he fully understands the significance of all the terms and conditions of this Agreement; (vi) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (vii) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

         9. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without reference to its choice of law rules.

         10. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         11. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party to be charged.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         13. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         14. Revocation. Benfield shall have seven days from the date he signs this Agreement to revoke his release of his rights under ADEA by delivering a written revocation to CoActive, which action by Benfield shall revoke his release. If Benfield revokes his release, all of the provisions of this Agreement shall be void and unenforceable except for Section 1 hereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ ERWIN MEVORAH
                                           -------------------------------------
                                           Name:  Erwin Mevorah
                                           Title: Chief Financial Officer


                                           /s/ JOHN P. BENFIELD
                                           -------------------------------------
                                           John P. Benfield


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